As Filed with the Securities and Exchange Commission on November 18, 2002

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

HYSEQ, INC.

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	36-3855489 (I.R.S. Employer Identification No.)

670 Almanor Avenue
Sunnyvale, California 94085
(Address of Principal Executive Offices including Zip Code)

HYSEQ, INC.
EMPLOYEE STOCK PURCHASE PLAN

(Full title of the Plan)

Dr. Ted W. Love	Copy to:
President and Chief Executive Officer Hyseq, Inc. 670 Almanor Avenue Sunnyvale, California 94085 (408) 524-8100	Alan C. Mendelson, Esq. Latham & Watkins 135 Commonwealth Drive Menlo Park, California 94025 (650) 328-4600

(Name and address, including zip code, and telephone
number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount of Shares to	Offering Price Per	Aggregate Offering	Amount of
to be Registered	be Registered (1)	Share (2)	Price (3)	Registration Fee

Common Stock, $0.001 par value per share	500,000	$0.98	$490,000	$45.08

(1)	This registration statement shall also cover any additional shares of common stock which become issuable under the Hyseq, Inc. Employee Stock Purchase Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the registrant’s common stock.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 500,000 shares registered hereunder (the average ($0.98) of the high ($1.02) and low ($0.94) prices for the registrant’s common stock reported by the Nasdaq National Market on November 13, 2002).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act.

Proposed sales to take place as soon after the effective date of the registration statement as options granted under the Plan are exercised.

Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 4.3
EXHIBIT 5.1
EXHIBIT 23.2
EXHIBIT 23.3

REGISTRATION OF ADDITIONAL SECURITIES

     We filed with the Securities and Exchange Commission the following registration statements on Form S-8 relating to shares of our common stock, par value $0.001 per share, to be offered and sold under our Employee Stock Purchase Plan, and the contents of such prior registration statements are incorporated by reference in this Registration Statement: (1) registration statement on Form S-8 filed June 13, 2000 (File No. 333-39194); and (2) registration statement on Form S-8 filed May 20, 1998 (File No. 333-53087). We are hereby registering an additional 500,000 shares of common stock issuable under our Employee Stock Purchase Plan.

Item 8. Exhibits

     See Index to Exhibits on Page 4.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 18th day of November, 2002.

HYSEQ, INC., a Nevada corporation

By:	/s/ Ted W. Love

Dr. Ted W. Love President and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Dr. Ted W. Love and Peter S. Garcia, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ted W. Love Dr. Ted W. Love	President and Chief Executive Officer	November 18, 2002

/s/ Peter S. Garcia Peter S. Garcia	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 18, 2002

/s/ George B. Rathmann	Chairman of the Board of Directors	November 18, 2002
Dr. George B. Rathmann

/s/ Robert D. Weist	Vice Chairman of the Board of Directors	November 18, 2002
Robert D. Weist

/s/ Raymond F. Baddour
Dr. Raymond F. Baddour	Director	November 18, 2002

/s/ Richard Brewer
Richard Brewer	Director	November 18, 2002

/s/ Thomas N. McCarter
Thomas N. McCarter	Director	November 18, 2002

/s/ Mary K. Pendergast
Mary K. Pendergast	Director	November 18, 2002

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INDEX TO EXHIBITS

4.1	Hyseq, Inc. Employee Stock Purchase Plan*

4.2	Amendment No. 1 to the Hyseq, Inc. Employee Stock Purchase Plan**

4.3	Amendment No. 2 to the Hyseq, Inc. Employee Stock Purchase Plan

5.1	Opinion of Kummer Kaempfer Bonner & Renshaw

23.1	Consent of Kummer Kaempfer Bonner & Renshaw (included in Exhibit 5.1 hereto).

23.2	Consent of KPMG LLP, Independent Auditors.

23.3	Consent of Ernst & Young LLP, Independent Auditors.

24.1	Powers of Attorney (included on signature page of this registration statement).

*	Filed as an exhibit to our registration statement on Form S-8, registration statement no. 333-53087, filed on May 20, 1998, and incorporated herein by reference.

**	Filed as an exhibit to our registration statement on Form S-8, registration statement no. 333-39194, filed on June 13, 2000, and incorporated herein by reference.

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